Exhibit 3.83

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

NYS DEPARTMENT OF STATE - DIVISION OF CORPORATIONS

Biennial Statement, Part A		FILING PERIOD	FEE
	[ILLEGIBLE]	04/2002	$9.00
CORPORATION NAME

REVELATION MUSIC PUBLISHING CORPORATION

1.	FARM CORPORATION	☐

The corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production (Agriculture and Markets Law Section 301). It is not required to report.

2.	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER	NAME
LESLIE E. BIDER
ADDRESS
10585 SANTA MONICA BOULEVARD
		CITY	STATE	ZIP CODE
		LOS ANGELES	CA	90025

3.	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE	NAME
RELEVATION MUSIC PUBLISHING CORPORATION
ADDRESS
10585 SANTA MONICA BOULEVARD
		CITY	STATE	ZIP CODE
		LOS ANGELES	CA	90025

4.	SERVICE OF PROCESS ADDRESS	NAME
CT CORPORATION SYSTEM
ADDRESS
111 EIGHTH AVENUE
		CITY	STATE	ZIP CODE
		NEW YORK	NY	10011

NYS DEPARTMENT OF STATE - DIVISION OF CORPORATIONS

Biennial Statement, Part B		FILING PERIOD	FEE

CORPORATION NAME	328964	04/2002	$9.00

REVELATION MUSIC PUBLISHING CORPORATION

(1)	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER
LESLIE. BIDER
10585 SANTA MONICA BLVD.
	LOS ANGELES CA 90025	If there are no changes to the information printed in Part B, sign Part C and return with payment payable to the Dept. of State

(2)	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE
REVELATION MUSIC PUBLISHING CORPORATION
10585 SANTA MONICA BLVD.
LOS ANGELES CA 90025

(3)	SERVICE OF PROCESS ADDRESS
EDWARD J. WEISS, ESQ.
75 ROCKEFELLER PLAZA
NEW YORK NY 10019

MAKE NO MARKS BELOW THIS LINE	(YOU MUST SIGN ON RESERVE)	DOS-1179 [ILLEGIBLE]

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

CERTIFICATE OF CHANCE
OF

REVELATION MUSIC PUBLISHING CORPORATION

Under Section 805-A of the Business Corporation Law

[ILLEGIBLE]

/s/ [ILLEGIBLE]
[SEAL]

[ILLEGIBLE]

/s/ [ILLEGIBLE]

COUNSEL:
Veronica Douglas
AOL Time Warner Inc.
75 Rockefeller Plaza
New York, New York 10019

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

USC

CERTIFICATE OF INCORPORATION

OF

REVELATION MUSIC PUBLISHING CORPORATION

Under Section 402 of the Business Corporation Law

The undersigned, a natural person of the age of twenty-one years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:

FIRST: The name of the corporation is REVELATION MUSIC PUBLISHING CORPORATION hereinafter sometimes called “the corporation”.

SECOND: The purposes for which it is formed are as follows:

To engage generally in any and all branches of the general theatrical business, including, but not limited to, radio, television, stage, and motion pictures; to own, lease, or otherwise acquire and to manage, operate, and control theatres and other places of amusement and entertainment; to own, lease, or otherwise acquire, and to manage, operate, and control radio, [ILLEGIBLE] radio broadcasting and telecasting systems or stations and any other means of communication, whether now known or hereafter discovered or invented; to carry on a general theatrical and amusement business and every branch thereof or every business connected therewith; and to carry on any other business of a similar or related nature or capable of being conveniently carried on in connection with the foregoing or calculated directly or indirectly to enhance the value of the property or rights of the Corporation.

To transmit, reproduce, exploit, exhibit, present, perform, and broadcast theatrical plays, dramas, operas, musical compositions, or scores, ballets, musical comedies, books, and all dramatic, musical, and motion picture productions and publications of every kind, both copyrighted and uncopyrighted, for public or private performance in any state or possession of the United States of America or any foreign state, country, or territory throughout the world, by radio, mechanical recording, television, and all scientific processes of a like or similar nature now in being or which shall hereafter be made in conjunction therewith, either with or without sound effects or talking contrivances therewith synchronized, or otherwise adapted or related thereto, and to lease, license, and grant rights, licenses and privileges therein to other persons, firms, or corporations throughout the world; to manufacture, produce, adapt, prepare, buy, sell, distribute, license, and otherwise deal in any materials, articles, devices, processes, or things required in connection therewith or incidental thereto, and to employ actors, artists, dancers, singers, performers, artisans, mechanics, and other persons in connection therewith.

To engage in and carry on the business of publishers and printers, book and job printers, wholesale and retail book-sellers, book-binders, stationers, engravers, photographers, photographic printers, photolithographers, monotypers, linotypers, stereotypers, electrotypers and lithographers, and to do any and all related things useful or necessary in the conduct of the business of the corporation.

To gather, assemble, write, edit, print, photograph, prepare for publication, reproduce, publish, sell, resell, syndicate, distribute, own, use, purchase, acquire, lease, hire, rent, license and otherwise turn to account and deal in and with news, editorials, special and feature articles, literary articles, serials, stories, plays, poetry, songs, musical scores, reviews, dramatic and artistic works, scenarios, cartoons, illustrations photographs, pictures, designs, diagrams, maps, drawings, engravings, prints, correspondence and all other forms of expression, whether fiction or non-fiction, and whether prose or poetry and whether composed of words, figures or representations, books, manuscripts, newspapers, magazines, periodicals, pamphlets, and publications of all kinds and every kind of matter whether written, printed, drawn, photographed, painted, lithographed, engraved or otherwise, whether or not the same be copyrighted.

To solicit, write, edit, print, publish, sell, distribute, own, use, purchase, acquire, lease, hire, rent, license and otherwise deal in and with publicity, advertisements, advertising material and advertising spaces and to engage in and carry on the business of publicity and advertising agents and counsellors, advertisement contractors, designers of advertisements, and public relations counsellors.

To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus; goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested

To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trademarks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholders.

To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of New York, and in various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of New York now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

THIRD: The office of the corporation in the State of New York is to be located in the City of New York, County of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 200,000 shares of common stock, par value ten cents ($0.10).

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Battle, Fowler, Stokes and Kheel, 280 Park Avenue, New York, N.Y.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1)                    The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws.  Election of directors need not be by ballot unless the by-laws so provide.

(2)                    The Board of Directors shall have power without the assent or vote of the stockholders:

(a)                                  To make, alter, amend, change, add to or repeal the By-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation, to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b)                                 To determine from time to time whether, and

and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3)                    The fact of membership on the Board of Directors shall not disqualify and Director rendering unusual or special services to the Corporation, or any Director who may be an officer, agent or employee of the Corporation and who may, as such officer, agent or employee, render services to the Corporation as a Director or otherwise than in his capacity as Director, from receiving compensation appropriate to the value of such services, and the Board of Directors may, in its discretion, cause such compensation to be paid.

(4)                    In the absence of fraud, no contract or transaction between the corporation and its director or any other corporation or entity in which such director is a director, officer, or is financially interested, shall be void or voidable for this reason alone or by reason that the director was present at the meeting of the board, or of a committee thereof, which approved such contract or transaction, provided that the fact of such common directorship, officership or financial or other interest is disclosed or known to the Board or committee, and that the board or committee approves such transaction or contract by a vote sufficient for such purpose without the vote of such interested director.  Such director may, however, be counted in determining the presence of a quorum at such meeting.  No such contract or transaction shall be void or voidable if the fact of such common directorship, officership or financial interest is disclosed or known to the shareholders entitled to vote and the contract or transaction is approved by vote of the shareholders.

(5)                    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(6)                    In addition to the powers and authorities herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of New York, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

(7)                    No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive, any shares of the Corporation of any class, now or hereinafter authorized, or any options or warrants for such shares or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

(8)                    The corporation shall, to the full extent permitted by Article 7 of the New York Business Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

(9)                    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 21st day of April, 1972.

/s/ Robert S. Bernstein
Robert S. Bernstein
280 Park Avenue
New York, New York